WEST END INVESTORS MANAGEMENT LP
1601 Utica Avenue
Minneapolis, Minnesota 55416

December 18, 2024

AllianceBernstein L.P. 501 Commerce Street
Nashville, Tennessee 32703

Re:    Transaction Amendments

Reference is hereby made to that certain Transaction Agreement, dated as of March 17, 2022, by and among West End Investors Management L.P. (f/k/a CarVal Investors Management L.P.), a Delaware limited partnership (“CIM LP”), West End Investors Governance, LLC (f/k/a CarVal Investors Governance, LLC), a Delaware limited liability company (“CIG”), AB CarVal Investors, L.P. (f/k/a Carval Investors, L.P.), a Delaware limited partnership (the “Company” and, together with CIM LP and CIG, the “CarVal Parties”), AllianceBernstein Holding L.P., a Delaware limited partnership (“AB Holding”), and AllianceBernstein L.P., a Delaware limited partnership (“AB LP”, and, together with AB Holding, the “AB Entities” and, together with the CarVal Parties, the “Parties”), as amended by that certain Transaction Side Letter dated July 1, 2022 (as amended, the “Transaction Agreement”), and the other agreements contemplated by the Transaction Agreement. Capitalized terms used in this letter agreement (this “Agreement”) without definition have the meanings set forth in the Transaction Agreement.

The Parties desire to enter into this Agreement to agree upon matters relating to the Performance Amount.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.The Transaction Agreement is hereby amended, effective as of the date first set forth above, as follows:

(a)Section 2.09(a) is amended and restated in its entirety to read as follows: “As used herein, 'Performance Amount(s)” shall mean $134,000,000.
(b)Sections 2.09(b) and (c) are amended and restated in their entirety to read as follows:

(b) Within ten (10) Business Days of December 31, 2027, AB LP shall make a capital contribution to the Company in cash in an amount equal to $8,837,039 (the “Performance Employee Payment Amount”). The AB Entities shall cause the Company to use the entirety of such capital contribution solely to fund the Employee Payment Pools as provided in this Agreement and the Framework Agreement.

(c) Subject to Section 2.12, in further consideration for all of the Company Interests Contribution, within ten (10) Business Days of December 31, 2027, AB Holding shall issue an amount of AB Units with an aggregate value (calculated based on the VWAP as of the trading day immediately preceding such issuance) equal to $123,621,961 (all such AB Units, the “Performance Units”), to CIM LP and CIG in accordance with the allocation set forth on Exhibit I and CIM LP and CIG shall each agree to accept such issuance. For the avoidance of doubt, upon issuance, the Performance Units shall be subject to the same terms as the Initial Short-Term AB Units. Immediately prior to the issuance of any Performance Units by AB Holding to CIM LP and CIG, AB LP shall issue additional Equity Interests in AB LP to AB Holding of equivalent value.

(c)    Sections 2.09(d), (e) and (f) of the Transaction Agreement are deleted in their entirety, along with the defined terms Acceleration Cure Period, Lower Hurdle, Net Management Fees, Offset Placement Fees, Performance Acceleration Amount, Performance Acceleration Event, Performance Benchmark, Performance Measurement Period and Upper Hurdle.

(d)    Section 5.08(d) of the Transaction Agreement is amended and restated in its entirety to read as follows: “Intentionally Omitted.”

2.In connection with the foregoing, and consistent with that certain Transaction Agreement Side Letter dated as of July 1, 2022, the Parties acknowledge and agree that a portion of the Performance Amount equal to $1,541,000 shall be paid to Rothschild & Co. US Inc. in respect of the obligation under the November 4, 2021 engagement agreement with Rothschild &

Co. US Inc. Such amount shall be paid concurrently with the payment under Section 2.09(b) against an invoice to be provided by Rothschild & Co. US Inc.

3.For purposes of the Framework Agreement, the Parties acknowledge and agree that (a) the Performance Amount Period shall be deemed to have terminated effective as of the date set first set forth above, (b) there can be no Performance Acceleration Event in view of the amendments to the Transaction Agreement and (c) Section 5.02 of the Framework Agreement is deleted in its entirety.

4.This Agreement shall be deemed an amendment to the terms of the Transaction Agreement in accordance with Section 9.01 of the Transaction Agreement and the Framework Agreement in accordance with Section 6.01 of the Framework Agreement, and that any consent or approval required to be given by the Parties with respect thereto that is necessary to implement the provisions of this Agreement shall be deemed to be given by such Party. Without limiting the foregoing, this Agreement shall not modify, amend, limit, supersede or waive any other provision of the Transaction Agreement or Framework Agreement, except as expressly contemplated in this Agreement.

5.Each party hereto represents and warrants that it has all requisite power and authority to execute and deliver this Agreement and effect the amendments contemplated hereby without further action by, or consent of, any other person or persons.
6.No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by each of the Parties.

7.This Agreement, together with the Transaction Agreement and the Ancillary Agreements, contains the entire agreement of the Parties with respect to the subject matter hereof and, except as otherwise specifically provided herein, shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, distributees, successors and assigns. This Agreement supersedes and preempts any prior understandings, agreements or representations between the Parties, written or oral, which may have been related to the subject matter hereof in any way.

8.No Party may assign this Agreement, or delegate the performance of any of the obligations or duties hereunder, without the prior written consent of each of the other Parties hereto.

9.Any headings appearing in this Agreement are for purposes of ease of reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

10.Sections 9.02, 9.03, 9.05 and 9.09 of the Transactions Agreement are incorporated herein by reference thereto, mutatis mutandis.

11.This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

WEST END INVESTORS MANAGEMENT, L.P.

By:
Name: Lucas Detor
Title: Authorized Signatory

AB CARVAL INVESTORS L.P.

By:
    Name: Lucas Detor
Title: Authorized Signatory

WEST END INVESTORS GOVERNANCE, LLC

By:
    Name: Lucas Detor
Title: Authorized Signatory

[Signature Page to Transaction Amendment Side Letter]

ALLIANCEBERNSTEIN L.P.

By:
Name: Mark Manley
Title: General Counsel

ALLIANCEBERNSTEIN HOLDING L.P.

By:
Name: Mark Manley
Title: General Counsel

ALLIANCEBERNSTEIN CORPORATION

By:
Name: Mark Manley
Title: General Counsel

[Signature Page to Transaction Amendment Side Letter]